As filed with the Securities and Exchange Commission on September 4, 1997
                                                  Registration No. 333-
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                             ----------------------

                              CERPROBE CORPORATION
             (Exact name of Registrant as specified in its charter)
             ------------------------------------------------------


                Delaware                                      86-0312814
      (State or other jurisdiction                         (I.R.S. Employer
    of incorporation or organization)                   Identification Number)

                           1150 North Fiesta Boulevard
                           Gilbert, Arizona 85233-2237
               (Address of Principal executive offices)(zip code)
               --------------------------------------------------

                              CERPROBE CORPORATION
                             1995 Stock Option Plan
                            (Full Title of the Plan)

                             ----------------------

                                  C. Zane Close
                      Chairman of the Board, President and
                             Chief Executive Officer
                              CERPROBE CORPORATION
                           1150 North Fiesta Boulevard
                           Gilbert, Arizona 85233-2237
                                 (602) 333-1500
          (Telephone number, including area code, of agent for service)

                             ----------------------

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

                                          CALCULATION OF REGISTRATION FEE
================================================================================================================================
                                                                                        Proposed
    Title of Securities                                   Proposed Maximum               Maximum
           To Be                  Amount To Be           Offering Price Per             Aggregate              Amount Of
        Registered                Registered(1)                 Share                Offering Price        Registration Fee
- --------------------------------------------------------------------------------------------------------------------------------
Common Stock                      300,000 shares               $20.75                  $6,225,000                   $1,887


================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1995 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of Cerprobe Corporation.

(2) Calculated solely for purposes of this offering under Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices for shares of Common Stock of Cerprobe Corporation on September 3, 1997.

                                     PART II

               Information Required in the Registration Statement

      Cerprobe Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement, pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (No. 333- 03015) filed with the Securities and Exchange Commission (the "Commission") on April 30, 1996.

Item 8.  Exhibits
         --------

Exhibit Number           Exhibit
- --------------           -------

      5 Opinion and consent of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, a professional association.
      10 Cerprobe Corporation 1995 Stock Option Plan, amended and restated through February 18, 1997 as approved by the Company's stockholders on June 4, 1997, filed as exhibit 10(ll) to the Company's Form 10-Q for the quarter ended June 30, 1997 and incorporated herein by reference.
      23.1               Consent of independent public accountants.
      23.2 Consent of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, a professional association, is contained in
                         Exhibit 5.
      24 Power of Attorney. Reference is made to the signature page of this Registration Statement.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Gilbert, State of Arizona, on August 5, 1997.

                                   CERPROBE CORPORATION



                                   By /s/ C. Zane Close
                                      ----------------------------------
                                      C. Zane Close, President and Chief
                                      Executive Officer

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, C. Zane Close and Randal L. Buness, and each of them, as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

           Signature                                     Title                                        Date
           ---------                                     -----                                        ----


/s/ Ross J. Mangano                           Chairman of the Board of                           August 5, 1997
- --------------------------------              Directors and Director
Ross J. Mangano

/s/ C. Zane Close                             President, Chief Executive                         August 5, 1997
- --------------------------------              Officer and Director
C. Zane Close                                 (Principal Executive
                                              Officer)

/s/ Randal L. Buness                          Vice President, Chief Financial Officer,           August 5, 1997
- --------------------------------              Secretary, and Treasurer (Principal
 Randal L. Buness                             Financial and Accounting Officer)


/s/ Kenneth W. Miller                         Director                                           August 5, 1997
- --------------------------------
Kenneth W. Miller

/s/ Donald F. Walter                          Director                                           August 5, 1997
- --------------------------------
Donald F. Walter

/s/ William A. Fresh                          Director                                           August 5, 1997
- --------------------------------
William A. Fresh

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